                                 Form 8-K/A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                     AMENDMENT TO APPLICATION OR REPORT

                Filed pursuant to Section 12, 13, or 15(d) of

                     THE SECURITIES EXCHANGE ACT OF 1934

                           AMSOUTH BANCORPORATION

               (Exact name of registrant specified in charter)

                              AMENDMENT NO. ONE

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K filed December 21, 1993 as set forth in the pages attached hereto:

     On December 21, 1993, AmSouth Bancorporation ("AmSouth") filed a report on Form 8-K regarding the consummation of its acquisition of Mid-State Federal Savings Bank ("Mid-State Federal") on December 9, 1993. Pursuant to Items 7(A) and 7(B) of Form 8-K certain financial statements and pro forma financial statements were required to be filed. However, as allowed by the applicable rules, AmSouth reported that it was impracticable to provide the required financial statements and pro forma financial statements at that time, but committed to file the financial statements no later than 60 days after the date of filing of the Form 8-K. In fulfillment of that commitment, AmSouth is filing herewith the following financial statements and pro forma financial statements:

Item 7.   Financial Statements and Exhibits
- ------    ---------------------------------

          Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report.

          (A)  Financial Statements of Business Acquired:
               -----------------------------------------

               Independent Auditors' Report

               Statements of Consolidated Financial Condition for Mid-State Federal as of September 30, 1993 and 1992

               Statements of Consolidated Operations for Mid-State Federal for the years ended September 30, 1993, 1992 and 1991

               Statement of Consolidated Stockholders' Equity for the years ended September 30, 1993, 1992 and 1991

               Statements of Consolidated Cash Flows for the years ended September 30, 1993, 1992 and 1991

               Notes to Consolidated Financial Statements

          (B)  Pro Forma Financial Statements:
               ------------------------------

               Information included in AmSouth's Current Report on Form 8-K filed November 24, 1993, including but not limited to the required pro forma financial statements, is incorporated in this Form 8-K/A by reference.

          (C)  Exhibits:
               --------

               Consent of Deloitte & Touche (Exhibit No. 23)

                         Independent Auditors' Report
                Mid-State Federal Savings Bank and Subsidiaries
- -------------------------------------------------------------------------------

The Stockholders and the Board of Directors of Mid-State Federal Savings Bank:

We have audited the accompanying consolidated statements of financial condition of Mid-State Federal Savings Bank ("Mid-State Federal" or the "Bank") and subsidiaries as of September 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Bank and its subsidiaries at September 30, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank prospectively changed its method of accounting for income taxes in the year ended September 30, 1992, to conform with Statement of Financial Accounting Standards No. 109.


/s/ Deloitte & Touche


Certified Public Accountants
Orlando, Florida
November 19, 1993
(December 9, 1993 as to Note 18)

                Statements of Consolidated Financial Condition
                Mid-State Federal Savings Bank and Subsidiaries
                          September 30, 1993 and 1992

- --------------------------------------------------------------------------------------------------------------------------------

(dollars in thousands)                                                                          1993                1992
- --------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents (includes interest-bearing deposits of
    $34,283 and $24,253, respectively) ...........................................        $    47,169              37,892
Investment securities at amortized cost (approximate market value of $84,425 and
$37,420,  respectively) ..........................................................             81,216              36,716
Federal Home Loan Bank stock - at cost ...........................................              6,820               6,820
Mortgage-backed securities at amortized cost (approximate market value of $73,816
    and $113,393, respectively) ..................................................             70,565             108,690
Loans receivable - net ...........................................................            492,178             516,297
Loans available for sale .........................................................              2,953               3,857
Accrued interest receivable:
  Loans and mortgage-backed securities ...........................................              3,127               4,006
  Investments ....................................................................              1,267                 881
Office properties and equipment - net ............................................             12,188              13,135
Real estate owned ................................................................              6,745              11,674
Refundable income taxes ..........................................................                                    592
Deferred income taxes ............................................................                374
Goodwill .........................................................................              7,467               8,003
Other assets .....................................................................              1,707               1,933
                                                                                              -------             -------
       Total .....................................................................        $   733,776             750,496
                                                                                              -------             -------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits .........................................................................        $   644,785             650,327
Advances from Federal Home Loan Bank .............................................             13,000              29,500
Securities sold under agreements to repurchase ...................................
Advances by borrowers for taxes and insurance ....................................              5,244               5,262
Income taxes:
  Current ........................................................................                120
  Deferred .......................................................................                                    323
Other liabilities ................................................................              5,076               8,372
                                                                                              -------             -------
      Total liabilities ..........................................................            668,225             693,784
                                                                                              -------             -------

Commitments and contingencies (Note 12)

STOCKHOLDERS' EQUITY
Serial preferred stock authorized, 1,000 shares, none outstanding ................
Common stock, $1.00 par value; authorized 10,000,000 shares; issued and
    outstanding, 2,136,281 and 2,084,348 shares, respectively ....................              2,136               2,084
Additional paid-in capital .......................................................             31,107              30,410
Unallocated ESOP contributions ...................................................                                   (186)
Retained earnings - substantially restricted .....................................             32,308              24,404
                                                                                              -------             -------
     Total stockholders' equity ..................................................             65,551              56,712
                                                                                              -------             -------
     Total .......................................................................        $   733,776             750,496
                                                                                              -------             -------

See Notes to Consolidated Financial Statements

                     Statements of Consolidated Operations
                Mid-State Federal Savings Bank and Subsidiaries
            For the years ended September 30, 1993, 1992, and 1991

- -----------------------------------------------------------------------------------------------------
(dollars in thousands, except per share data)                   1993            1992          1991
- -----------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans ...................................................  $ 42,906           51,607        64,997
Mortgage-backed securities ..............................     6,842            9,353        10,320
Investment securities and time deposits .................     5,326            4,542         6,527
                                                             ------           ------        ------
 Total interest income ..................................    55,074           65,502        81,844
                                                             ------           ------        ------
INTEREST EXPENSE
NOW deposits ............................................       989            1,482         2,242
MMDA deposits............................................     2,011            2,753         3,420
Passbook and statement deposits .........................     2,215            2,527         3,018
Certificates of deposit .................................    21,207           30,329        48,070
Less early withdrawal penalities ........................      (117)            (168)         (261)
                                                             ------           ------        ------
 Total ..................................................    26,305           36,923        56,489
                                                             ------           ------        ------
Advances from Federal Home Loan Bank ....................     2,019            2,714         3,528
Securities sold under agreements to
 repurchase and other borrowings ........................                                      311
                                                             ------           ------        ------
 Total ..................................................     2,019            2,714         3,839
                                                             ------           ------        ------
Total interest expense .................................     28,324           39,637        60,328
                                                             ------           ------        ------
 Net interest income ....................................    26,750           25,865        21,516
 Provision for loan losses ..............................     2,937            3,446         2,827
                                                             ------           ------        ------
 Net interest income after provision for loan losses ....    23,813           22,419        18,689
                                                             ------           ------        ------

OTHER INCOME
Other loan fees .........................................       538              533           586
Income (loss) from real estate operations ...............    (1,367)          (1,288)         (580)
Gain on sale of investments, mortgage-backed
 securities, and loans ..................................       254              282         1,348
Service charges on deposit accounts .....................     2,317            2,195         1,980
Other ...................................................     1,037              887           532
Litigation settlement ...................................     4,900
                                                             ------           ------        ------
 Total other income .....................................     7,679            2,609         3,866
                                                             ------           ------        ------

OTHER EXPENSES
Employee compensation and benefits ......................     8,081            8,139         7,905
Occupancy and equipment .................................     2,601            2,831         2,882
Federal deposit insurance premiums ......................     1,558            1,678         1,839
Data processing expense .................................     2,043            1,883         1,931
Advertising and promotion ...............................       200              222           131
Amortization of goodwill ................................       535              535           535
Other ...................................................     2,690            2,952         3,012
                                                             ------           ------        ------
 Total other expenses ...................................    17,708           18,240        18,235
                                                             ------           ------        ------
INCOME BEFORE INCOME TAXES ..............................    13,784            6,788         4,320
PROVISION FOR INCOME TAXES ..............................     5,880            3,071         2,792
                                                             ------           ------        ------
NET INCOME BEFORE CUMULATIVE EFFECT OF
 A CHANGE IN ACCOUNTING PRINCIPLE .......................     7,904            3,717         1,528
CUMULATIVE EFFECT ON PRIOR YEARS OF ADOPTING FAS 109 ....                      1,872
                                                             ------           ------        ------
NET INCOME ..............................................   $ 7,904            5,589         1,528
                                                             ------           ------        ------
NET INCOME PER SHARE BEFORE CUMULATIVE
 EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE .............   $  3.63             1.79           .75
CUMULATIVE EFFECT ON PRIOR YEARS OF ADOPTING FAS 109 ....                        .90
                                                             ------           ------        ------
NET INCOME PER SHARE OF COMMON STOCK ....................   $  3.63             2.69           .75
                                                             ------           ------        ------

See Notes to Consolidated Financial Statements

                Statements of Consolidated Stockholders' Equity
                Mid-State Federal Savings Bank and Subsidiaries
            For the years ended September 30, 1993, 1992, and 1991

- ----------------------------------------------------------------------------------------------------------------------
                                                                  Additional  Unallocated
                                                        Common      Paid-In      ESOP        Retained  Stockholders'
(dollars in thousands)                                   Stock      Capital  Contributions   Earnings     Equity
- ----------------------------------------------------------------------------------------------------------------------
Balance at September 30, 1990 .....................     $ 2,067      30,313       (743)       17,287      48,924
Exercise of stock options .........................           2          10                                   12
Employee stock purchases ..........................           1           7                                    8
Allocated ESOP shares .............................                                372                       372
Net income for the year ended September 30, 1991 ..                                            1,528       1,528
                                                         ------      ------       ----       -------     -------

Balance at September 30, 1991 .....................       2,070      30,330       (371)       18,815      50,844
Exercise of stock options .........................          11          59                                   70
Employee stock purchases ..........................           3          21                                   24
Allocated ESOP shares .............................                                185                       185
Net income for the year ended September 30, 1992 ..                                            5,589       5,589
                                                         ------      ------       ----       -------     -------

Balance at September 30, 1992 .....................       2,084      30,410       (186)       24,404      56,712
Exercise of stock options .........................          51         682                                  733
Employee stock purchases ..........................           1          15                                   16
Allocated ESOP shares .............................                                186                       186
Net income for the year ended September 30, 1993 ..                                            7,904       7,904
                                                         ------      ------       ----       -------     -------
Balance at September 30, 1993 .....................     $ 2,136      31,107          0        32,308      65,551
                                                         ======      ======       ====       =======     =======

See Notes to Consolidated Financial Statements

                     Statements of Consolidated Cash Flows
                Mid-State Federal Savings Bank and Subsidiaries
        For the years ended September 30, 1993, 1992, and 1991
- --------------------------------------------------------------------------------

(dollars in thousands)                                                                               1993        1992        1991
- -----------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
Net income ................................................................................    $    7,904       5,589       1,528
Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loss on loans ............................................................         2,937       3,446       2,827
   Provision for loss on real estate owned ................................................           857         667         851
   Net amortization of premiums and accretion of discounts ................................          (201)        (21)       (673)
   Net amortization of purchase accounting adjustments and goodwill .......................           518         510         390
   Net amortization of deferred loan fees .................................................          (655)       (584)       (736)
   Depreciation ...........................................................................         1,191       1,106       1,024
   ESOP allocation ........................................................................           186         185         372
   (Gains) losses on sale of investment, mortgage-backed securities and loans .............          (254)       (282)     (1,348)
   (Gains) losses on real estate activities ...............................................           361         482        (354)
   Provision (benefit) for deferred income taxes ..........................................          (697)     (2,832)       (376)
   (Increase) decrease in accrued interest receivable .....................................           493       1,302       1,710
   (Increase) decrease in other assets ....................................................           226         391        (581)
   (Increase) decrease in refundable income taxes .........................................           592        (592)        694
   Increase (decrease) in current income taxes payable ....................................           120        (702)        702
   Increase (decrease) in other liabilities ...............................................        (3,314)       (862)     (2,259)
   Other ..................................................................................          (185)       (990)         33
                                                                                                 --------    --------    --------
NET CASH PROVIDED BY OPERATING ACITIVITES .................................................        10,079       6,813       3,804
                                                                                                 --------    --------    --------
INVESTING ACTIVITIES:
  Proceeds from sales of  investment securities ...........................................                                 2,982
  Proceeds from maturities of investment securities .......................................        14,155      18,024      14,510
  Purchase of investment securities .......................................................       (58,669)    (16,130)     (5,023)
  Proceeds from sales of mortgage-backed securities .......................................                                84,225
  Purchases of mortgage-backed securities .................................................       (13,153)    (23,127)    (36,669)
  Mortgage-backed securities principal repayments .........................................        51,516      22,904      12,086
  Purchases of certificates of deposit in other banks .....................................                                (5,000)
  Proceeds from maturities of certificates of deposit in other banks ......................                     5,000
  Originations and refinancings of loans ..................................................      (124,320)   (102,754)    (70,905)
  Loan principal repayments ...............................................................       127,256     133,343     104,240
  Proceeds from sales of loans ............................................................        16,411      20,707      54,696
  Purchases of office properties and equipment - net ......................................          (337)     (2,575)       (140)
  Proceeds from sale of real estate owned .................................................         7,690       6,873       6,845
  Purchase of Federal Home Loan Bank Stock ................................................           (91)
  Proceeds from sale of Federal Home Loan Bank Stock ......................................            91                     215
  Other ...................................................................................           362       1,390         875
                                                                                                 --------    --------     -------
NET CASH PROVIDED BY INVESTING ACTIVITIES .................................................        20,911      63,655     162,937
                                                                                                 --------    --------     -------
FINANCING ACTIVITIES:
  Net increase (decrease) in deposit accounts .............................................        (5,542)   (108,050)   (100,253)
  Repayment of Federal Home Loan Bank  advances ...........................................       (16,500)                (22,000)
  Proceeds from exercise of stock options and employee stock purchases ....................           329          94          20
                                                                                                 --------    --------    --------
NET CASH PROVIDED (REQUIRED) BY FINANCING ACTIVITIES ......................................       (21,713)   (107,956)   (122,233)
                                                                                                 --------    --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..........................................         9,277     (37,488)     44,508
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ............................................        37,892      75,380      30,872
                                                                                                 --------    --------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..................................................    $   47,169      37,892      75,380
                                                                                                 --------    --------    --------
Cash paid for:
  Interest expense ........................................................................    $   28,446      39,634      60,491
  Income taxes ............................................................................         5,865       5,325       2,371

See Notes to Consolidated Financial Statements  5

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

1.      Summary Of Significant Accounting Policies

Principles of Consolidation
        The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries, MSF Management Corp. ("MSFM"), MSF Marketing, Inc. ("MSFMI), MSF Properties, Inc. ("MSFP") and Trivest Enterprises, Inc. ("Trivest"). Significant intercompany balances and transactions have been eliminated.

Cash Equivalents
        Cash equivalents include demand deposits due from banks and federal funds sold. Generally, federal funds sold mature within 90 days of purchase.

Loans, Investments, and Mortgage-Backed Securities
         The Bank's policies on classification of loans, investments, and mortgage-backed securities as held to maturity, for trading or available for sale are consistent with those generally followed in the thrift industry.
Loans, investments, and mortgage-backed securities that are being held to maturity are carried at cost, less allowance for possible losses, adjusted for amortization of premiums and accretion of discounts. Loans, investments, and mortgage-backed securities identified as being available for sale are carried at the lower of cost, adjusted for amortization of premiums and accretion of discounts, or market value. Adjustments to market value, below or up to amortized or accreted cost, are reflected in the statements of consolidated operations as gains and losses on sale of investments, mortgage-backed securities, and loans. Gain or loss on sale of loans, investments, and mortgage-backed securities is based on the specific identification method.

        In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 115 ("FAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement generally will require that debt and equity securities that have readily determinable fair values be carried at fair value unless they are intended to be held to maturity. Securities will be classified as held for investment and carried at amortized cost only if the reporting entity has a positive intent and ability to hold those securities to maturity. If not classified as held for investment, such securities would be classified as trading securities or securities available for sale. Net unrealized holding gains or losses for securities available for sale would be excluded from earnings and reported as a separate component of stockholder's equity. FAS 115 is effective for fiscal years beginning after December 15, 1993. Management is currently evaluating FAS 115 to determine what impact, if any, it will have on the classification of the Bank's securities.
The impact on the Bank's future financial position or results of operations will be based on the future fair values of its securities.

Allowance For Possible Loan Losses
        A provision for loan losses is charged to operations based on management's evaluation of the potential loss in the Bank's loan portfolio. The evaluation includes a methodology for establishing general loan loss allowances and the establishment of appropriate specific loan loss allowances once individual specific problem loans are identified. The Bank estimates the level of general loss allowances based upon historical loss percents applied to nonclassified loans for each of the loan portfolios and management determined percents applied to classified loans within each of the loan portfolios.

Specific loss reserves are established for identified problem loans based on reviews of current operating information and fair value appraisals. Such provisions consider the current and currently anticipated future operating conditions, thereby causing these estimates to be susceptible to changes that could result in an adjustment to results of operations in the near term. Recovery of the carrying value of such loans is dependent to a great extent on economic, operating, and other conditions that may be beyond the Bank's control.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------


        Pursuant to applicable regulations, the Federal Deposit Insurance Corporation ("FDIC") and OTS have the authority to require Mid-State Federal to increase its loss allowances if either agency determines that the allowances are inadequate. The estimation of appropriate levels of loss allowances is a process that involves a high degree of subjectivity, and the regulatory authorities may arrive at conclusions that differ from management's regarding allowance levels.

Real Estate Owned
        Real estate owned includes real estate in judgment ("REJ"), real estate acquired by foreclosure or deed in lieu of foreclosure ("REO"), and real estate acquired for development and sale.

        REJ represents the value of collateral underlying loans which, in substance, is considered repossessed even though formal foreclosure proceedings (and classification to REO) have not been completed. These assets are carried at the lower of cost or fair value less estimated costs to sell ("net fair value") at the time the loan is deemed foreclosed in-substance less accumulated depreciation and any subsequently determined allowance necessary based upon the fair value of the underlying collateral. Although the collateral underlying these loans has not been repossessed, the borrower has no equity in the collateral at its current estimated net fair value, proceeds for repayment are expected to come only from the operation or sale of the collateral, and either the borrower has abandoned control of the project or it is doubtful the borrower will rebuild equity in the collateral or repay the loan by other means in the foreseeable future. The amounts the Bank could ultimately recover from REJ could differ from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond the Bank's control or changes in the Bank's strategy for recovering its investment.

        REO is carried at the lower of its net fair value or the balance of the related loan at the date the real estate is acquired. Costs relating to the development and improvement of the real estate are capitalized, whereas those costs relating to holding the real estate are charged to expense. Additional specific allowances are recorded, if necessary, as provisions for losses on REO and are based upon the estimated fair value of the real estate.

        Real estate acquired for development and sale is carried at the lower of cost or net fair value. Costs relating to the development and improvement of the real estate are capitalized.

        Sales of REO and real estate acquired for development and sale are recorded under the full accrual method of accounting. Under this method, a sale is not recognized until payments received aggregate a specific required percentage of the contract sales price. Losses are charged to operations as incurred or when it is determined that the investment in such real estate is greater than the net fair value. Land and improvement costs are allocated to individual lots and charged to cost of sales based on the relative sales value method.

        Recovery of the carrying value of real estate owned is dependent to a great extent on economic, operating, and other conditions that may be beyond the Bank's control.



Office Properties and Equipment
        Office properties and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range up to fifty years for buildings and eight years for equipment.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

Uncollected Interest
        The Bank provides an allowance for the loss of uncollected interest on any loan which is contractually delinquent more than 90 days and on other delinquent loans when management believes the collection of interest is doubtful. Any such interest ultimately collected is credited to income in the period of recovery.

Loan Origination Fees and Premiums and Discounts on Loans
        Loan fees, net of direct loan origination costs, are recognized into income over the life of each loan as a yield adjustment.

        Unearned discounts on home improvement and other installment loans are amortized to income using a method that approximates the interest method over the term of the related loans. Premiums and discounts on loans purchased are amortized to income using the interest method.

Loan-Servicing Rights
        When participating interests in loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the net yield to the purchaser, gains or losses are recognized equal to the present value of such differential over the estimated remaining life of such loans. The resulting "excess servicing fees retained" is amortized over the estimated life using a method approximating the level-yield method.

        The excess servicing fees retained and the amortization thereon is periodically evaluated in relation to estimated future net servicing revenues. The Bank estimates the future net servicing revenues of the underlying portfolio based upon management's best estimate of remaining loan lives.

Goodwill
        Goodwill, resulting from the acquisition of First Federal Savings and Loan Association of Brooksville ("Brooksville") in 1987, represents the excess of cost over the fair value of net assets acquired and is amortized on a straight-line basis over 20 years.

Income Taxes
        The Bank and its subsidiaries follow the practice of filing consolidated federal and state income tax returns. Income taxes are allocated to the Bank and its subsidiaries as though separate tax returns were being filed.

        Deferred income taxes result from temporary differences between pre-tax income reported in the financial statements and taxable income.

        In February, 1992, the FASB issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes " ("FAS 109"). Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Previously, the Bank used the FAS 96 asset and liability method that gave no recognition to future events other than the recovery of assets and settlement of liabilities at their carrying amounts.

        Effective October 1, 1991, the Bank adopted FAS 109. Under FAS 109, the Bank recognizes, to a greater degree, the future tax benefits of expenses which have been recognized in the financial statements.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

The cumulative effect on years ending prior to October 1, 1991, of adopting FAS 109 is reflected in the 1992 fiscal year net income as the effect of a change in accounting principle and amounted to $1.9 million or $.90 per share. The current effect on net income for the year ended September 30, 1992, was $0.4 million or $.20 per share. Prior years' financial statements have not been restated to apply the provisions of FAS 109. The cumulative and current effect primarily represent the impact of recognizing a deferred tax asset for the benefit of loss allowances that could not be recorded under FAS 96.

        The Bank is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. The tax deductible annual addition may be computed using the more favorable of either: (i) a method based generally on the Bank's average loan loss experience over the six-year period ending with the taxable year (the "Experience Method"); or (ii) a method based on a specified percentage of the Bank's taxable income (the "Percentage Method"). The applicable percentage was 8.0% for each of the fiscal years ended September 30, 1993, 1992, and 1991. The Bank used the Experience Method for the tax years ended September 30, 1993, 1992, and 1991, in calculating the addition to the reserve for bad debts. This addition differs significantly from the bad debt experience used for financial accounting purposes. Pursuant ot the Bank's adoption of FAS 109, no deferred taxes have been provided on income tax reserves prior to 1988 of $9.1 million. The amount of the unrecognized deferred tax liability on such bad debt reserves at September 30, 1993, was approximately $3.4 million. This tax reserve for bad debts is included in taxable income of later years only if the bad debt reserve is used subsequently for purposes other than to absorb bad debt losses. Because the Bank does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided. FAS 109 requires the recognition of deferred tax consequences of differences between financial statement and income tax treatment of allowances for loan losses arising after September 30, 1988.


Current Accounting Pronouncements
        In December, 1990, the FASB issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 becomes effective for fiscal years beginning after December 15, 1992. FAS 106 establishes accounting standards for all employers' postretirement benefits other than pensions; however, it focuses on postretirement health care benefits. FAS 106 basically changes the current practice of accounting for postretirement benefits on a cash basis to accruing the cost of these benefits during the years the employee renders the necessary service. The Bank does not anticipate that the implementation of FAS 106 will have a material effect on the consolidated financial statements. Actuarial studies and numerous assumptions are required for the implementation of FAS 106.

In May 1993, the FASB issued Statement of Financial Accounting Standard No. 114 ("FAS 114"), "Accounting by Creditors for Impairment of a Loan." The Statement generally will require all creditors to account for impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flow discounted at the loan's effective interest rate or if collateral dependent, at the fair value of the underlying collateral. FAS 114 is effective for fiscal years beginning after December 15, 1994, and earlier application is encouraged. FAS 114, when adopted, is not expected to have a material impact in the Bank's consolidated financial statements.

The FASB issued a proposed Statement of Financial Accounting Standards, "Accounting for Stock-Based Compensation, " in June 1993. The proposed standard would establish financial accounting and reporting standards for compensation plans under which (1) employees receive shares of stock or other equity instruments or (2) the employer incurs liabilities to employees in amounts based on the price of its stock.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

It would also apply to equity instruments that are issued to suppliers of goods or services (for example, outside directors, independent contractors, and vendors).
If adopted, the proposed standard would supersede Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.

The proposed standard would require recognition of compensation cost for the fair value of stock-based compensation paid to employees for their services and disclosure of the method and significant assumptions used to estimate the fair value of stock-based awards and the weighted averages of both the fair values and the exercise prices of options granted during the year. The proposed standard would provide for a three-year period of footnote disclosures beginning in 1994, after which an expense would be recognized in the income statement. Additional disclosures during the three-year transition period before expense recognition is required would include the pro forma effect on net income and earnings per share of compensation expense that would have been recognized for options granted in those years.

Management is presently unable to determine what impact the proposed standard may have on its future financial position or results of operations.

Net Income Per Share
        Net income per share is computed based on the weighted-average number of shares of common stock outstanding for the years ended September 30, 1993, 1992, and 1991, amounting to 2,179,318, 2,078,717, and 2,036,008, respectively. The weighted average number of shares outstanding includes common stock equivalents (stock options) computed using the treasury stock method. The dilutive effect of common stock equivalents is not material.

Reclassifications
        Certain reclassifications have been made to the financial statements for the years ended September 30, 1992 and 1991 to conform to the presentations used in the financial statements for the year ended September 30, 1993.

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

2.      Investment Securities
        A comparison of the carrying value, gross unrealized gains and losses, and approximate market value of the Bank's investment securities is as follows:

                                                                     September 30,
                              --------------------------------------------------------------------------------------------
                                                1993                                           1992
                              ---------------------------------------------   --------------------------------------------
                                          Gross       Gross     Approximate               Gross       Gross    Approximate
                              Carrying  Unrealized  Unrealized     Market     Carrying  Unrealized  Unrealized    Market
(dollars in thousands)          Value     Gains       Losses       Value        Value     Gains       Losses      Value
- --------------------------------------------------------------------------------------------------------------------------
U.S. Government  and
  Agency  Obligations ......  $ 78,766    3,160                    81,926      34,111      960         (270)      34,801

Municipal
  Obligations ..............     1,600       17                     1,617       1,605        4                     1,609

Corporate Securities .......       850       32                       882       1,000       10                     1,010
                               -------    -----     -------        ------      ------      ---         ----       ------

Total ......................  $ 81,216    3,209                    84,425      36,716      974         (270)      37,420
                               =======    =====     =======        ======      ======      ===         ====       ======


        At September 30, 1993, the full carrying value of $81.2 million in investment securities was unencumbered.

        The carrying value and approximate market value of investment securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

                                                            September 30,
                                          ---------------------------------------------
                                                   1993                   1992
                                          ----------------------  ---------------------
                                                     Approximate            Approximate
                                           Carrying     Market    Carrying     Market
(dollars in thousands)                       Value       Value      Value       Value
- ---------------------------------------------------------------------------------------

Due in one year or less................. $                          5,007       5,114

Due after one year through five years...     53,310     54,845     19,351      20,208

Due after five years through ten years..     15,701     16,260

Due after ten years.....................     12,205     13,320     12,358      12,098
                                             ------     ------     ------      ------

Total................................... $   81,216     84,425     36,716      37,420
                                             ------     ------     ------      ------

     There were no investment securities sales during fiscal years 1993 and 1992. Proceeds from investment securities that were called (in accordance with their terms and conditions) during 1993 and 1992 were $9.0 million and $2.0 million, respectively. Gross gains of $11,000 during 1992 and no gross losses were recognized on these calls. The call of debt securities is the issuer's right to redeem the securities at a predetermined price prior to their scheduled maturity.

     Proceeds from sales of investment securities during fiscal year 1991 were $3.0 million. There were no gains and gross losses of $4,000 were recognized on those sales. The sales during fiscal year 1991 were executed as a part of an overall balance sheet restructuring strategy designed to decrease the Bank's interest rate risk exposure and to increase its capital levels as a result of impending regulatory changes which called for higher overall levels of capital and increased capital requirements for interest rate risk.
- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

3.  Mortgage-Backed Securities
    A comparison of the carrying value and approximate market value of the Bank's mortgage-backed securities is as follows:

                                                                     September 30,
                              -------------------------------------------------------------------------------------------
                                                 1993                                           1992

                              ---------------------------------------------  --------------------------------------------
                                          Gross       Gross     Approximate              Gross      Gross     Approximate
                              Carrying  Unrealized  Unrealized    Market     Carrying  Unrealized  Unrealized    Market
(dollars in thousands)          Value     Gains       Losses      Value       Value      Gains      Losses       Value
- -------------------------------------------------------------------------------------------------------------------------
Passthrough Certificates:
     Government agency....   $ 41,794     2,710        (25)      44,479        51,558    4,231       (54)        55,735
     Private issuers......     25,671       465                  26,136        31,683      436                   32,119
Collateralized mortgage
  obligation securities...      3,100       101                   3,201         25,449      90                   25,539
                               ------    ------      ------      ------        -------  ------     ------       -------

Total.....................   $ 70,565     3,276        (25)      73,816        108,690   4,757       (54)       113,393
                               ------    ------      ------      ------        -------  ------     ------       -------

     The Bank has held investments in principal-only and interest-only derivative securities, which were sold during January, 1991. These securities were accounted for in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Non-Refundable Fees and Costs Associated with Acquiring Loans and Initial Direct Costs of Leases" and Emerging Issues Task Force ("EITF") consensus on issue number 89-4, and as such, their carrying value and corresponding yields were significantly influenced by actual prepayments of the underlying mortgages that collateralized the securities.

     As of September 30, 1993, mortgage-backed securities with a carrying value of $11.2 million were pledged as collateral for public deposits. The carrying value of unencumbered mortgage-backed securities at September 30, 1993, amounted to $59.3 million.

     There were no sales of mortgage-backed securities during fiscal years 1993 or 1992.

     Proceeds from sales of mortgage-backed securities during fiscal year 1991 were $84.2 million. Gross gains of $2.0 million and gross losses of $1.5 million were recognized on those sales. The sales were executed as a part of an overall balance sheet restructuring strategy designed to decrease the Bank's interest rate risk exposure and to increase its capital levels as a result of impending regulatory changes which called for higher overall levels of capital and increased capital requirements for interest rate risk.
- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

4.  Loans Receivable
    Loans receivable consist of the following:

                                                                September 30,
                                                             -------------------
(dollars in thousands)                                           1993    1992
- --------------------------------------------------------------------------------
Real estate mortgage loans:
    Conventional first mortgage..........................    $ 361,413  390,591
    FHA-VA...............................................          574      938
    Commercial and non-residential.......................       73,702   73,719
                                                               -------  -------
       Total real estate mortgage loans..................      435,689  465,248
Real estate construction loans...........................        6,898   10,557
Home improvement and other installment loans.............       60,747   52,044
Commercial and other loans...............................        1,815    1,163
                                                               -------  -------
       Total.............................................      505,149  529,012
                                                               -------  -------

Deduct:
    Deferred net origination fees........................          291      777
    Deferred discounts on loans..........................           23       46
    Unearned insurance commissions.......................          339      210
    Undisbursed portion of loans in progress.............        6,255    6,817
    Allowance for possible loan losses...................        6,063    4,865
                                                               -------  -------
       Total.............................................       12,971   12,715
                                                               -------  -------
       Total loans receivable - net......................    $ 492,178  516,297
                                                               -------  -------

     The Bank also had $3.0 million of fixed rate conventional first mortgage loans that were available for sale at September 30, 1993, and were carried at the lower of amortized cost or market. During the fiscal year ended September 30, 1993, the Bank sold $14.1 million of fixed rate loans which were originated during the year and $2.2 million of adjustable loans that converted to fixed rates during the year.

     At September 30, 1993, the Bank's commercial and non-residential real estate loan portfolio was $73.7 million. These loans were considered by management to be of somewhat greater risk of uncollectibility due to the dependency on income production or future development of the real estate. Of the commercial and non-residential real estate loans, approximately $24.3 million were collateralized by office buildings, $9.1 million by industrial/warehouse units, $10.8 million by multi-family residential property, $26.5 million by retail shopping centers, and $3.0 million by undeveloped land and other collateral. The majority of the Bank's lending activity is to customers located within the Bank's primary market area, four counties located in west central Florida; therefore, the ability of the Bank's debtors to repay their loans is partially dependent upon the central Florida economy.

     Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a Federally-chartered savings bank's aggregate commercial real estate loans may not exceed 400.0% of its tangible capital as determined under the capital standards provisions of FIRREA. The Bank is Federally-chartered and subject to this limitation. FIRREA does not require divestiture of any loan that was lawful when it was originated. At September 30, 1993, the Bank estimated that, while complying with this limitation, it could have held an additional $157.3 million of commercial real estate loans.

     The OTS's minimum regulatory capital regulations (also see Note 13), issued November 6, 1989, require that the portion of non-residential construction and land loans in excess of 80.0% loan-to-value be deducted from total capital for purposes of the risk-based capital standard over a 5-year phase-in period commencing July 1, 1990. At September 30, 1993, the Bank had no investment in loans subject to this deduction.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

Mortgage loans serviced for others are not included in the statements of consolidated financial condition.
The unpaid principal balances of these loans are as follows:


                                                             September 30,
                                                      --------------------------
(dollars in thousands)                                   1993    1992    1991
- --------------------------------------------------------------------------------
Mortgage loans underlying passthrough securities sold:
   FNMA.............................................  $   673     858   1,114
   FHLMC............................................    9,475  13,077  17,495
                                                       ------  ------  ------
     Total..........................................   10,148  13,935  18,609
Mortgage loans sold to:
   FNMA.............................................   26,228  44,230  53,532
   Other investors..................................      491     572     862
                                                       ------  ------  ------
     Total loans serviced for others................  $36,867  58,737  73,003
                                                       ------  ------  ------

     Custodial balances for advances by borrowers for taxes and insurance maintained in connection with the foregoing loans serviced for others were approximately $482,000 and $771,000 at September 30, 1993 and 1992, respectively.

     Changes in excess servicing fees retained are as follows:


                                                       Year Ended September 30,
                                                      --------------------------
(dollars in thousands)                                   1993    1992    1991
- --------------------------------------------------------------------------------
Balance, beginning of year..........................  $   286     598      66
Additions...........................................                      562
Amortizations.......................................      (87)   (140)    (30)
Valuation adjustments due to changes in prepayment
   assumptions......................................      (62)   (172)
                                                          ----   -----   -----
        Balance, end of year........................  $   137     286     598
                                                          ----   -----   -----

     Changes in the allowance for possible loan losses are as follows:

                                                       Year Ended September 30,
                                                      --------------------------
(dollars in thousands)                                   1993    1992    1991
- --------------------------------------------------------------------------------
Balance, beginning of year..........................  $ 4,865    3,970    3,595
Provision charged to income.........................    2,937    3,446    2,827
Charge-offs.........................................   (1,856)  (2,649)  (2,513)
Recoveries..........................................      117       98       61
        Balance, end of year........................  $ 6,063    4,865    3,970

     The aggregate amount of loans outstanding to executive officers and directors and any associates of such persons (exclusive of loans to any such person which in the aggregate did not exceed $60,000 during the year) as of September 30, 1993 and 1992 was approximately $1.3 million and $1.5 million, respectively.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

Approximately $90,000 of new loans were made in 1993, while reductions of approximately $582,000 occurred as a result of loan repayments and reclassifications due to resignations.

     Loans with a net carrying value of $3.2 million, $2.8 million, and $7.0 million, during the years ended September 30, 1993, 1992, and 1991, respectively, were transferred to REO.

- --------------------------------------------------------------------------------

5.  Office Properties and Equipment
    Office properties and equipment are summarized as follows:

                                                                September 30,
                                                             -------------------
(dollars in thousands)                                          1993     1992
- --------------------------------------------------------------------------------
Land.......................................................  $  3,340    3,349
Buildings and improvements.................................    11,677   11,791
Furniture and equipment....................................     7,128    9,294
                                                               ------- --------
      Total................................................    22,145   24,434
Less accumulated depreciation..............................    (9,957) (11,299)
                                                               ------- --------
Office properties and equipment - net......................  $ 12,188   13,135
                                                               ------- --------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

 6.  Real Estate Owned
     Real estate owned is summarized as follows:

                                                                                  September 30,
                                                                               ------------------
(dollars in thousands)                                                            1993     1992
- -------------------------------------------------------------------------------------------------
Real estate in judgment (less allowance for losses of $98 and $472
    at September 30, 1993 and 1992, respectively).............................   $  1,872   5,276
Real estate acquired by foreclosure or deed in lieu of foreclosure (less allowance for losses of $1,130 and $1,263 at September 30, 1993 and 1992,
    respectively).............................................................      3,238   4,513
Real estate acquired for development and sale (less allowance for losses of
    $896 and $660 at September 30, 1993 and 1992, respectively)...............      1,635   1,885
                                                                                    -----  ------
      Total real estate owned.................................................   $  6,745  11,674
                                                                                    -----  ------

     Income (loss) from real estate operations consisted of the following:

                                                                     Year Ended September 30,
                                                                    --------------------------
(dollars in thousands)                                                 1993    1992    1991
- ----------------------------------------------------------------------------------------------
Real estate in judgment and real estate acquired by foreclosure or deed in lieu of foreclosure:
    Income (loss) on activities...................................  $  (401)   (482)    354
    Provision for loss............................................     (622)   (667)   (851)
                                                                       -----   -----   -----
       Income (loss)..............................................   (1,023) (1,149)   (497)
                                                                     ------- -------   -----
Real estate acquired for development and sale:
    Sales.........................................................               37     131
    Cost of sales.................................................              (36)    (95)
    Operating expenses............................................      (44)    (63)    (42)
    Provision for loss............................................     (235)
                                                                       -----   -----   -----
       Income (loss)..............................................     (279)    (62)     (6)
                                                                       -----   -----   -----
Equity in income (loss) from real estate venture..................      (65)    (77)    (77)
                                                                       -----   -----   -----
       Income (loss) from real estate operations..................  $(1,367) (1,288)   (580)
                                                                     ------- -------   -----

     The provisions for loss on REJ and REO in fiscal years 1993 and 1992 were related to a decline in the estimated net fair value of REO subsequent to the acquisition date. The provision for loss on REJ and REO in fiscal year 1991 was primarily related to the establishment of general loss allowances for REO and REJ for the first time.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

     Changes in the allowance for possible real estate losses are as follows:


                                                       Year Ended September 30,
                                                      --------------------------
(dollars in thousands)                                   1993    1992    1991
- --------------------------------------------------------------------------------

Balance, beginning of year..........................  $ 2,395   1,927   1,547
Provision charged to income.........................      857     667     851
Charge-offs.........................................   (1,210)   (393)   (471)
Recoveries..........................................       82     194
                                                        -----   -----   -----
       Balance, end of year.........................  $ 2,124   2,395   1,927
                                                        -----   -----   -----

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

7.  Deposits
    Deposits, summarized by interest rates, are as follows:

                                                      September 30,
                                         ---------------------------------------
                                                 1993                1992
                                         -------------------  ------------------
                                         Weighted             Weighted
                                         Average              Average
(dollars in thousands)                    Rate        Amount   Rate       Amount
- --------------------------------------------------------------------------------

NOW and MMDA..........................    2.10%   $  130,000   2.46%  $  131,840
                                                     -------             -------
Commercial checking...................     .00         5,796    .00        5,970
                                                     -------             -------
Passbook and statement deposits.......    2.51        85,737   3.00       73,895
                                                     -------             -------
Certificates of deposit:
     Below 3.01%......................                 8,646             233,337
     3.01% - 5.00%....................               279,776
     5.01% -  7.00%...................                85,798             111,443
     7.01% -  9.00%...................                26,464              63,242
     9.01% - 11.00%...................                12,384              18,773
    11.01% - 13.00%...................                10,184              11,330
    over 13.00%.......................                                       497
                                                     -------             -------
        Total certificates of deposit.    4.72       423,252   5.44      438,622
                                                     -------             -------
        Total.........................    3.86%   $  644,785   4.50%  $  650,327
                                                     -------             -------

     Interest on deposits and other borrowings for the years ended September 30, 1993, 1992, and 1991 was paid in the year it was expensed.

     At September 30, 1993, the amounts of scheduled maturities of certificates of deposit are as follows:


(dollars in thousands)
- --------------------------------------------------------------------------------

Year Ending September 30,
      1994...................................................  $ 288,398
      1995...................................................     72,008
      1996...................................................     15,233
      1997...................................................     23,263
      Thereafter.............................................     24,350
                                                                 -------
          Total..............................................  $ 423,252
                                                                 -------

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

8.  Advances From the Federal Home Loan Bank
    Advances from the Federal Home Loan Bank are repayable as follows:


                                                                September 30,
                                                             -------------------
(dollars in thousands)                                          1993     1992
- --------------------------------------------------------------------------------
1993.......................................................  $      0     16,500
1996.......................................................    13,000     13,000
                                                               ------     ------
      Total................................................  $ 13,000     29,500
                                                               ------     ------

     The Bank is required by its specific collateral pledge and security agreement with the Federal Home Loan Bank to pledge as collateral for its advances, specific first mortgage loans having a current market value equal to at least 125.0% of the amount of advances outstanding. At September 30, 1993, the Bank had pledged approximately $28.9 million of first mortgage loans as collateral for these advances. The Bank had also pledged its Federal Home Loan Bank stock as collateral for such advances. The total weighted average interest rate on such advances at September 30, 1993 and 1992 was 9.18%.

     The Bank also has a $20.0 million line of credit available from the Federal Home Loan under the same collateral conditions discussed above. The Bank did not draw funds on this line of credit at any time during the fiscal years ended September 30, 1993 and 1992.

- --------------------------------------------------------------------------------

9.  Securities Sold Under Agreements to Repurchase and Other Borrowings
    The Bank in the normal course of business enters into sales of securities under agreements to repurchase ("reverse repurchase agreements" or "agreements"). Fixed coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the statements of consolidated financial condition. The dollar amount of securities underlying the agreements remain in the asset accounts.
All transactions are conducted with primary government securities dealers and large money center banks. There were no reverse repurchase agreement balances outstanding at September 30, 1993 or 1992.

     There were no reverse repurchase agreement transactions during the years ended September 30, 1993 and 1992. For the year ended September 30, 1991, the average balance outstanding of reverse repurchase agreements was $3.8 million. The highest month-end balance during the year ended September 30, 1991, was $9.7 million.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

10.  Income Taxes
     The components of the provision for income taxes are as follows:

                                                       Year Ended September 30,
                                                      --------------------------
(dollars in thousands)                                   1993    1992    1991
- --------------------------------------------------------------------------------
Current - Federal...................................  $ 5,549   3,475   2,691
Current - state.....................................      891     556     477
                                                        -----   -----   -----
   Total current....................................    6,440   4,031   3,168
Deferred - Federal and state........................     (560)   (960)   (376)
                                                        -----   -----   -----
   Total............................................  $ 5,880   3,071   2,792
                                                        -----   -----   -----

     The Bank's effective tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                   Year Ended September 30,
                                        ---------------------------------------------
                                           1993            1992            1991
                                        -----------     -----------     -----------
(dollars in thousands)                   Amount   %      Amount   %      Amount   %
- -------------------------------------------------------------------------------------
Tax at Federal income tax rate         $ 4,824  35.0   $ 2,308  34.0%   $ 1,469  34.0%
Increase (decrease) resulting from:
    Reduction of statutory tax
      bad debt reserve.................    364   2.6
    Statutory tax bad debt deduction
      (also see Note 1)................                                    (247) (5.7)
    Provision for loan losses..........                                     961  22.2
    Tax-exempt income..................    (54)  (.4)      (61) (0.9)       (77) (1.8)
    Realized losses (gains) on sale
      of real estate acquired by
      foreclosure or deed in lieu of
      foreclosure......................                     62   0.9        299   6.9
    State income tax...................    550   4.0       324   4.8        365   8.5
    Amortization of goodwill...........    187   1.4       182   2.7        182   4.2
    Utilization of tax net operating
      loss carry forward...............                                     (39)  (.9)
    Other - net........................      9   0.1       256   3.7       (121) (2.8)
                                         -----  ----     -----  ----      -----  ----
       Total...........................$ 5,880  42.7%  $ 3,071  45.2%   $ 2,792  64.6%
                                         -----  -----    -----  -----     -----  ----

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

     Significant temporary differences used in the computation of the deferred tax provision (benefit) are as follows:

                                                                       Year Ended September 30,
                                                                      --------------------------
(dollars in thousands)                                                   1993    1992    1991
- ------------------------------------------------------------------------------------------------
Income from loan fees deferred (recognized) for income
  tax purposes.......................................................  $ (310)   (335)   (574)
Accelerated depreciation.............................................    (107)    (93)    (44)
Provision for loss on loans (deferred) recognized for
  tax purposes.......................................................    (152)   (282)
Provision for loss on real estate owned (deferred) recognized
  for tax purposes...................................................     (85)    (66)     21
Amortization of security premiums and discounts
  deferred (recognized) for tax purposes.............................      55      22    (228)
Change in accounting method for conversion to the accrual method
Provision for loss on litigation.....................................                     379
Compensation expense (deferred) recognized for tax purposes..........            (244)     56
Other - net..........................................................      39      38      14
                                                                         ----    ----    ----
   Total.............................................................  $ (560)   (960)   (376)
                                                                         ----    ----    ----

     The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below (dollars in thousands):


                                                                September 30,
                                                              ------------------
                                                                1993      1992
                                                               -----     -----
Deferred tax liabilities:
  Loan fees.................................................  $2,201     2,511
  Depreciation..............................................     108       229
  Purchase business combination.............................     625       650
  Capitalized interest......................................      99       101
  Other.....................................................     166       308
                                                               -----     -----
Gross deferred tax liabilities..............................   3,199     3,799
                                                               -----     -----

Deferred tax assets:
  Allowance for losses on loans.............................   2,645     2,101
  Allowance for losses on real estate owned.................     408       631
  Stock appreciation rights.................................     216       244
  Purchase business combination.............................     110       142
  Other.....................................................     194       358
                                                               -----     -----
Gross deferred tax assets...................................   3,573     3,476
Valuation allowance for deferred tax assets.................
                                                               -----     -----
Net deferred tax assets.....................................   3,573     3,476
                                                               -----     -----
Net deferred tax asset......................................  $  374
                                                               -----
Net deferred tax liability..................................            $  323
                                                                         -----

The Bank had no valuation allowance for deferred tax assets as of October 1, 1992; therefore, there was no change in the valuation allowance for deferred tax assets for the year ended September 30, 1993.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------


11.  Employee Benefit Plans
     Effective September 30, 1988, the Bank terminated its non-contributory defined benefit pension plan which covered substantially all employees. All participants became fully vested in their accumulated plan benefits as of that date. Such benefits were actuarially determined in accordance with plan provisions and were funded during fiscal year 1990, after necessary regulatory approvals were received, from existing plan assets by purchase of guaranteed annuity contracts or, in the case of distributions of less than $3,500, lump sum payments directly to participants.

     Concurrently, the Bank established an Employee Stock Ownership Plan ("ESOP") effective October 1, 1988. All participants in the pension plan and certain other employees who become eligible will be participants in the ESOP. The excess assets of the pension plan after all termination obligations of the pension plan were funded in fiscal year 1990 were contributed to the ESOP and used to acquire Bank stock. Stock purchased with such contribution will be allocated to participant accounts at the discretion of the Board of Directors, but in any event no less rapidly than one-eighth (1/8) of the stock purchased in the ESOP plan year in which the amounts were transferred to the ESOP with the remainder to be allocated no less rapidly than ratably over a period of seven years. In accordance with Statement of Financial Accounting Standards No. 88, "Employers Accounting for Settlements of Defined Benefit Pension Plans" and a consensus opinion of the EITF, the Bank recognized during the 1990 fiscal year a $1,115,000 gain in other income as a result of the receipt and contribution to the Bank's ESOP of the excess assets from the termination of the pension plan.

     During the quarter ended March 31, 1990, the ESOP purchased 50,196 shares of the Bank's common stock in the open market at a cost of $1,115,000 or $22.21 per share. The cost of these shares is shown as a deduction to stockholders' equity until the shares are allocated to eligible employees. At September 30, 1990, the Board of Directors approved an allocation of one-third (1/3) of the ESOP shares to the participant accounts which resulted in a contribution expense of $372,000 for the fiscal year ended September 30, 1990. At September 30, 1991, the Board of Directors approved an allocation of one-half (1/2) of the remaining ESOP shares (16,732 of 33,464) to the participant accounts which resulted in a contribution expense for the fiscal year ended September 30, 1991, of $372,000. At September 30, 1992, the Board of Directors approved an allocation of one-half (1/2) of the remaining ESOP shares (8,177 of approximately 16,355 unallocated shares, the shares originally held in the plan having been reduced by certain sales of shares in order to pay plan expenses) to the participant accounts which resulted in a contribution expense for the fiscal year ended September 30, 1992, of $185,000. At September 30, 1993, the Board of Directors approved an allocation of all of the remaining ESOP shares (approximately 7,758 unallocated shares, less certain sales of shares to pay plan expenses) to the participant accounts which resulted in a contribution expense for the fiscal year ended September 30, 1993 of $185,783.

     Effective October 1, 1991, the Bank adopted a qualified profit sharing 401(k) plan covering all employees who elect to participate and who meet the eligibility requirement of one year of service during which the employee worked at least 1,000 hours. The Bank has agreed to contribute an amount equal to 50.0% of 401(k) current year contributions for each participant to the extent each participant's 401(k) contribution does not exceed 6.0% of their compensation for the year. A participant's contribution may not exceed 15.0% of annual compensation or the maximum amount allowed as determined by the Internal Revenue Code, if such maximum is less than 15.0% of compensation. The 401(k) plan expense for the employer matching contribution for the fiscal years ended September 30, 1993 and September 30, 1992 was $83,000 and $60,000, respectively.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------


Effective with the quarter ending March 31, 1993, the Board of Directors authorized the Bank to absorb the 401(k) plan administrative expenses which had been charged against plan earnings until such time as the fund balance grew to the point where the fees would bear a more reasonable relationship to the earnings and asset base of the plan, resulting in a 401(k) plan administrative expense as of the fiscal year ended September 30, 1993 of $12,430.

- --------------------------------------------------------------------------------

12.  Commitments and Contingencies
     At September 30, 1993, the Bank had commitments to originate fixed rate loans with rates ranging from 6.875% to 8.00% of approximately $484,000 and adjustable rate loans of approximately $2.7 million, excluding in each case undisbursed portions of loans in process. Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority disbursed within a six month period. At September 30, 1993, the Bank had outstanding standby letters of credit of approximately $30,000, and unfunded portions of line of credit loans of approximately $11.1 million.

     At September 30, 1993, the Bank was obligated under various operating lease agreements for office properties and equipment extending to the year 2002 with approximate rental expense as follows:

(dollars in thousands)
- --------------------------------------------------------------------------------

Year Ending September 30,
      1994..................................................  $     755
      1995..................................................        306
      1996..................................................        194
      1997..................................................        184
      1998..................................................         96
      Thereafter............................................        248
                                                                  -----
              Total.........................................  $   1,783
                                                                  -----

     Rent expense for the three years ended September 30, 1993, 1992, and 1991 was approximately $697,000, $748,000, and $747,000, respectively.

     In April, 1989, a jury awarded $617,000 in damages against the Bank for an alleged breach of contract resulting from negotiations during 1986 for sale by the Bank of a partially developed Ocala subdivision. The trial court entered a judgment against the Bank in the amount of the verdict and, on October 12, 1989, a supplemental final judgment awarding the plaintiff attorney's fees and costs in the amount of $320,000 was entered. Included in fiscal year's 1989 loss from real estate operations was a charge of $1,001,000 needed to establish a reserve for payment of judgments and interest in the lawsuit against the Bank. On October 25, 1990, Florida's Fifth District Court of Appeal reversed both judgments against the Bank, and ordered that judgment in the case be entered in favor of the Bank. The plaintiff filed motions for rehearing with the Court of Appeal on November 6, 1990. The motions were denied on December 12, 1990. During fiscal year 1991, the reserve was reversed into income and included in the results from real estate operations.

On January 24, 1991, the Bank terminated the Agreement and Plan of Reorganization, dated as of July 1, 1990, (the "Agreement") by and among First Florida Banks, Inc. ("First Florida"), First Florida Bank, N.A., and Mid-State Federal, which provided for the acquisition of Mid-State Federal by First Florida.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------


Termination of the Agreement was made on the basis of material and intentional breaches of the Agreement by First Florida.

     Also, on January 24, 1991, the Bank filed a Complaint against First Florida in the Circuit Court of Marion County, Florida seeking damages in excess of $35 million (the "Complaint"). The Complaint claims that First Florida breached material provisions of the Agreement, violated state securities laws, and fraudulently induced the Bank to enter into the Agreement. On February 12, 1993, the Bank settled and dismissed its lawsuit against First Florida in exchange for a cash payment to the Bank of $4.9 million. The settlement proceeds received by the Bank were subject to federal and state income taxes.

13.  Stockholders' Equity
     At the time of conversion of the Bank from mutual to stock form on January 27, 1983, eligible savings accountholders were granted a priority in the unlikely event of a future liquidation of the Bank, by establishing a special reserve account in an amount equal to the total retained earnings of the Bank at September 30, 1982. The total amount of the special reserve is decreased to the extent that the balances of eligible accountholders are reduced at annual determination dates. As part of the acquisition of Brooksville, the Bank also assumed the special reserve account established by Brooksville at the time of its conversion from mutual to stock form on June 30, 1984. The amount of this special reserve, including the amount assumed in the acquisition of Brooksville, was approximately $941,000 at September 30, 1993. In addition to various other limitations on the payment of dividends promulgated by the OTS, no dividends may be paid to stockholders if such dividends reduce the net worth of the Bank below the amount required for the special reserve account.

     Under FIRREA and the implementing regulations of the OTS which became effective on December 7, 1989, savings institutions must maintain specific capital standards that are no less stringent than the capital standards applicable to national banks. The OTS regulations currently have three capital requirements including (i) a core capital requirement, (ii) a tangible capital requirement, and (iii) a risk-based capital requirement.

     The core capital requirement mandates a savings institution to maintain core capital of not less than 3.0% of adjusted total assets. Core capital includes common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries, certain non-withdrawable accounts, pledged deposits of mutual savings associations, and (subject to a phase-out period ending December 31, 1994) qualifying supervisory goodwill resulting from prior regulatory accounting practices. At September 30, 1993, the Bank had $7.5 million in goodwill which does not qualify as supervisory goodwill and must be deducted in computing core capital.

     Certain intangible assets must be deducted in computing core capital because they are excluded from assets under FIRREA's capital rules. However, there are exceptions to this rule of deduction. First, certain intangible assets that meet specific requirements as to market value determination and salability may be included in core capital but are limited to 25.0% of core capital. In addition, the following intangible assets are not deducted from assets for purposes of determining core capital: (i) purchased mortgage servicing rights, provided that such rights must be valued at the lower of 90.0% of fair market value to the extent determinable, 90.0% of original cost, or current amortized book value, and that any amount written off must be deducted from core capital; and (ii) qualifying supervisory goodwill subject to a phase-out period ending December 31, 1994, as described above.

     On April 22, 1991, the OTS published a notice of proposed rulemaking, "Regulatory Capital; Leverage Ratio Requirement". The proposed rule would establish a 3.0% leverage ratio (core capital ratio) only for savings institutions in the strongest financial and managerial condition as determined by the OTS.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

All other savings institutions would be required to maintain leverage ratios of at least 4.0% to 5.0%. The proposed rule is compelled by FIRREA which mandates that the OTS' capital requirement be no less stringent than the capital standards applicable to national banks. Under the Office of the Comptroller of the Currency's ("OCC") capital standards, the highest rated national banks would be required to maintain Tier 1 (or core) capital in an amount at least equal to 3.0% of adjusted total assets. All other national banks would be required to maintain leverage ratios of at least 1.0% to 2.0% higher than the 3.0% minimum. This leverage ratio will be reduced to 3.0% for all thrift institutions effective July 1, 1994 in conjunction with a new rule regarding an interest rate risk component of the risk-based capital regulation as discussed below.

     The tangible capital requirement mandates a savings institution to maintain tangible capital in an amount not less than 1.5% of adjusted total assets. Tangible capital is defined as core capital minus intangible assets included in core capital. However, up to 90.0% of purchased mortgage servicing rights may be included in calculating tangible capital, but OTS regulations prohibit the inclusion of supervisory goodwill.

     The risk-based capital requirement mandates a savings institution to maintain risk-based capital in an amount not less than 8.0% of risk adjusted assets. Risk-based capital includes core capital and supplementary capital, provided that the amount of supplementary capital counting toward the requirement may not exceed core capital; i.e. only up to 50.0% of the risk-based capital of a savings institution can be supplementary capital. In calculating an institution's risk-based capital ratio, the institution's assets, as well as off-balance sheet items that are converted to an on-balance sheet credit equivalent amount, are risk weighted by multiplying each item by a percentage ranging from 0.0% for the lowest risk assets, such as certain United States government securities, to 100.0% for the highest risk assets, such as certain repossessed assets.

     On August 31, 1993, the OTS adopted a final rule that adds an interest rate risk component to the risk-based capital requirement for thrift institutions, "Regulatory Capital: Interest Rate Risk Component." The final rule includes provisions for measuring "above normal" interest rate risk and the amount of additional capital requirement for such risk. An institution would have "above normal" risk if it sustains a decline in its net portfolio value ("NPV") of more than 2.0% of the institution's assets as a result of a hypothetical 200 basis point increase or decrease in interest rates. NPV is defined as the market value of assets, less the market value of liabilities, plus the net market value of off-balance sheet items. Measured interest rate risk ("MIRR") is defined as the decline in an institution's NPV resulting from a 200 basis point interest rate change, expressed as a percent of the market value of assets. If an institution's MIRR exceeds 2.0%, it will be required to maintain additional capital equal to 50.0% of that difference. The amount of additional capital required would be added to the existing risk-based capital requirement. Institutions whose MIRR is less than or equal to 2.0% will not be required to maintain additional capital for interest rate risk. The OTS will calculate changes in an institution's NPV based on financial data the institution submits on a quarterly basis to the OTS. The final rule is effective January 1, 1994, but the required interest rate risk calculations and resulting adjustments to capital, if any, begins on July 1, 1994. The final rule also will lower the leverage ratio applicable to all thrift institutions to 3.0%, from the current level of 4.0%, on July 1, 1994. Based upon recent information regarding the Bank's MIRR received from the OTS, the Bank would not have been required to maintain additional capital for interest rate risk as of September 30, 1993, had the final rule been in effect at that time.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

     For purposes of determining the various capital components, FIRREA requires that investments in certain "non-includable subsidiaries" be deducted from capital and assets. Non-includable subsidiaries are generally those engaged in activities not permissible for national banks. However, certain exemptions generally apply where the subsidiary: (i) is engaged in the activities solely as an agent for its customers; (ii) is engaged solely in mortgage-banking activities; (iii) (a) is an insured depository institution or a company the sole investment of which is an insured depository institution and (b) was acquired by the association prior to April 12, 1989; or (iv) is a federal savings association that existed as such on August 9, 1989, and was, or acquired its principal assets from, an association that was chartered before October 15, 1982, as a state savings or cooperative bank. A declining percentage of investment in and loans to non-includable subsidiaries may be included in capital through June 30, 1994. This phase out period may be extended into 1996 based upon a case by case review and approval by the OTS; however, the Bank did not apply for such an extension. At September 30, 1993, the Bank's investments in and advances to non-includable subsidiaries totalled $1.5 million of which $635,000 was not includable in the capital computation. The continued phase-in of these capital provisions will reduce the Bank's capital levels but is not expected to have a significantly adverse effect on the Bank's ability to meet its future capital requirements.

     The following table presents the Bank's capital levels at September 30, 1993, relative to the requirements applicable under FIRREA and the implementing regulations of the OTS at that date:

                         Amount      Percent      Actual     Actual     Excess
(dollars in thousands)  Required     Required     Amount     Percent    Amount
- --------------------------------------------------------------------------------
Core Capital.........  $  21,778        3.0%   $  57,449       7.8%   $  35,671
Tangible Capital.....     10,889        1.5       57,449       7.8       46,560
Risk-Based Capital...     30,816        8.0       62,269      16.2       31,453

     Although the Bank's actual capital ratios exceed the minimum capital requirements imposed by the implementing OTS regulations at September 30, 1993, future events, such as increased interest rates, or a downturn in the economy in areas where the Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Bank to meet its future minimum capital requirements.

     The following table presents a reconciliation of capital under generally accepted accounting principles ("GAAP") to regulatory capital as of September 30, 1993:

                                               Core      Tangible     Risk-Based
(dollars in thousands)                        Capital     Capital      Capital
- --------------------------------------------------------------------------------
GAAP capital............................... $  65,551      65,551       65,551
Nonallowable assets:
   Goodwill................................    (7,467)     (7,467)      (7,467)
   Nonincludable subsidiaries..............      (635)       (635)        (635)
   Other assets............................                                (14)
Supplementary capital items:
   Allowable general valuation allowances..                              4,834
                                               ------      ------       ------
Regulatory capital......................... $  57,449      57,449       62,269
                                               ======      ======       ======

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

If an institution fails to meet its minimum required capital standards, the OTS may take such actions as it deems appropriate to protect the deposit insurance funds, the institution, and its depositors. Such actions may include various operating restrictions, limitations on liability growth, limitations on deposit account interest rates, and investment restrictions.

As a means of limiting regulatory discretion to allow undercapitalized depository institutions to remain in operation and thereby minimizing insurance fund losses, the "Federal Deposit Insurance Corporation Improvement Act of 1991" ("FDICIA") requires the OTS and the other federal banking agencies to establish a prompt regulatory action system pursuant to which banks and thrifts will be classified, according to their capital levels, into five categories: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The OTS's regulations implementing the prompt corrective action provisions of FDICIA provide that a savings institution is: (i) well-capitalized if it has total risk-based capital of 10.0% or more, has Tier 1 risk-based capital of 6.0% or more, and has core capital of 5.0% or more; (ii) adequately capitalized if it has total risk-based capital of 8.0% or more, Tier 1 risk-based capital of 4.0% or more, and core capital of 4.0% or more; (iii) undercapitalized if it has total risk-based capital of less than 8.0%, Tier 1 risk-based capital of less than 4.0%, or core capital of less than 4.0%; (iv) significantly undercapitalized if it has total risk-based capital of less than 6.0%, Tier 1 risk-based capital of less than 3.0%, or core capital of less than 3.0%; and (v) critically undercapitalized if it has tangible equity of less than 2.0%. Tier 1 risk-based capital does not include supplementary capital and is therefore basically equal to core capital. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. Based on its capital levels as of September 30, 1993, the Bank would be placed in the "well capitalized" category prescribed by the statute. Under the framework mandated by the statute, an institution that is in one of the lowest three capital categories must submit and comply with an acceptable capital restoration plan and becomes subject to a set of operational and rehabilitative limitations that become increasingly restrictive as the institution's capital levels decline further. In the case of an institution that has tangible capital of less than 2.0% of total assets and thus is categorized as critically undercapitalized, the prompt corrective action provisions of FDICIA generally require the appropriate regulatory agency to place such institution into conservatorship or receivership within 90 days unless it is determined that some other lower resolution cost alternative exists. While these provisions on their face would not appear to implicate Mid-State Federal given its present capital position, they do signal the increasing emphasis on capital adequacy for all depository institutions and may result in future adjustments and modifications to the current capital requirements imposed on thrift institutions.

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

14.  Stock Option Plans

    As of September 30, 1993, the Bank had three stock option plans. Each of the three plans, when adopted by the Bank's shareholders, initially reserved shares of the Bank's common stock for issuance pursuant to options granted thereunder to full-time employees, officers, and directors. The 1983 Stock Option Plan, adopted on January 19, 1984, initially reserved 134,912 shares, the 1984 Stock Option Plan, adopted on January 24, 1985, initially reserved 67,542 shares, and the 1988 Stock Option Plan, adopted on April 27, 1989, initially reserved 200,000 shares of the Bank's common stock for issuance pursuant to options granted hereunder. With the adoption of the 1988 Stock Option Plan, no further grants could be made under the 1983 and 1984 Stock Option Plans.

    In connection with the acquisition of Brooksville, on September 30, 1987, the Bank assumed the outstanding options previously granted by Brooksville under Brooksville's stock option plan. Such options are exercisable in accordance with their terms for the number of shares of the Bank's common stock and at an exercise price adjusted to reflect the ratio pursuant to which shares of Brooksville's common stock were converted into the Bank's common stock.

    The exercise price for options issued under the Bank's stock option plans may not be less than the fair market value of common stock on the date that the option is granted. Options have a maximum term of ten years, are non-transferable, and expire upon or shortly after termination of employment with the Bank.

  The following is a summary of option transactions:




                                                        Option Prices
                                           Shares         Per Share
- -----------------------------------------------------------------------------
Outstanding, September 30, 1990........     279,867
Granted................................
Cancelled or expired...................     (57,501)       $13.750 - $23.250
Exercised..............................      (2,102)       $ 5.710
                                            -------

Outstanding, September 30, 1991........     220,264
Granted................................     178,000        $ 7.875 - $17.500
Cancelled or expired...................    (179,250)       $14.500 - $26.750
Exercised..............................     (16,161)       $ 5.710 - $ 7.875
                                            -------

Outstanding, September 30, 1992........     202,853
Granted................................      38,500        $25.000 - $27.125
Cancelled or expired...................     (10,173)       $ 7.875 - $27.000
Exercised..............................     (55,780)       $ 5.710 - $17.500
                                            -------

Outstanding, September 30, 1993........     175,400
                                            =======



    At September 30, 1993, options covering 143,123 shares were exercisable under the stock option plans and no options from the 1988 Stock Option Plan, were available to be granted.

    The stock option plans described above include stock appreciation rights issued in 1988 and 1989 to certain employees. The exercise of the stock appreciation rights is subject to the approval of the Bank's Stock Option Committee of the Board of Directors. The stock appreciation rights entitle the holder to receive payment equal to the appreciation in value of the shares since the option was granted.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

To the extent that the stock appreciation rights are exercised, the accompanying stock options are canceled. In February, 1993, the Stock Option Committee of the Board of Directors adopted a resolution to deny any request for the exercise of the Stock Appreciation Rights (SAR's) during the period of pending acquisition discussions and, if a definitive agreement was reached, through the consumation of the acquisition transaction. Total compensation expense relating to the stock appreciation rights, measured as the difference between the option exercise price and the market price of the Bank's common stock less any previous accrual, was $386,000 for the year ended September 30, 1993, and $675,000 for the year ended September 30, 1992. In the year ended September 30, 1993, additional paid-in capital was credited $420,000 for compensation accrued relating to stock appreciation rights cancelled upon the exercise of the related stock options.

    In November, 1991, the Board of Directors granted options and related stock appreciation rights covering 92,500 shares of Mid-State Federal common stock from the 1988 Stock Option Plan to certain officers and key employees of the Bank at an exercise price of $7.875 per share, conditioned upon the requirement that the recipients surrender for cancellation any outstanding options previously held. Options covering a total of 157,076 shares, at an average exercise price of $17.987 per share, were surrendered in connection with these grants. Also, in September, 1992, the Board of Directors granted an additional 85,500 shares of Mid-State Federal common stock from the 1988 Stock Option Plan to certain officers and key employees of the Bank at an exercise price of $17.50. In January, 1993, the Board of Directors confirmed and approved the automatic grant of stock options to Directors as authorized and mandated by the amendment to the Amended and Restated 1988 Stock Option Plan approved by the stockholders at the 1993 Annual Meeting of Stockholders, for a total of 32,277 shares of Mid-State Federal common stock at an exercise price of $25.00 per share. Also in February and March, 1993, the Stock Option Committee of the Board of Directors granted an additional 1,800 shares and 4,423 shares, respectively of Mid-State Federal common stock from the 1988 Stock Option Plan to certain officers and key employees of the Bank at an exercise price of $19.125 and $27.00 per shares, respectively. As a result of the 1993 grants, and the exercise and/or forfeiture of 65,953 shares under the 1988 Stock Option Plan by certain officers and key employees, shares subject to option under the 1983, 1984 and 1988 Stock Option Plans (exclusive of the Brooksville options included in total shares outstanding at September 30, 1993) decreased from 202,853 shares at September 20, 1992 at an average exercise price of $12.740 per share to 175,400 shares at September 30, 1993 at an average exercise price of $16.697 per share.

    On January 23, 1986, the Bank adopted an employee stock purchase plan for qualifying employees. The price at which shares of common stock may be purchased is equal to 85.0% of the market price on the purchase date. The employee stock purchase plan was temporarily discontinued until the acquisition transaction with First Florida was terminated early in 1991. For the years ended September 30, 1993, 1992, and 1991, 848, 2,863, and 1,193 shares, respectively, were purchased pursuant to the plan.

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

15.  Interest Rate Risk

     The Bank is engaged primarily in the business of investing funds, obtained from deposits and borrowings, in mortgage loans and other interest-earning loans and investments. These assets and liabilities are subject to interest rate repricing at their scheduled maturity or prior to maturity in the case of adjustable rate products and prepayments on loans.

     A common measure of the degree of an institution's interest rate risk is its gap position. The following table reflects the Bank's gap position at September 30, 1993 (unaudited), based upon certain estimates and assumptions as to the loan prepayment rates and certain deposit erosion rates, which management believes are reasonable based on the Bank's experience:




                                                                     Amount Maturing or Repricing In
                                         ------------------------------------------------------------------------------------------
                                                              More than          More than          More than          More than
                                                              six months          one year         three years         five years
                                           Six months            thru               thru               thru               thru
(dollars in thousands)                      or less            one year         three years         five years          ten years
- -----------------------------------------------------------------------------------------------------------------------------------
Real estate mortgage loans and
securities.............................
  Adjustable rate......................    $ 138,094            176,075             13,133              5,931
  Fixed rate...........................       26,762             23,533             64,976             40,250             40,651
                                            --------            -------            -------            -------            -------
  Total real estate mortgage loans and
securities.............................      164,856            199,608             78,109             46,181             40,651
Consumer loans.........................        8,728              7,460             20,318             10,442              6,627
Commercial loans.......................          369                225                296                 36                  5
Investment securities..................       35,708             15,022             15,322             15,057              5,658
FHLB stock.............................        6,911
                                            --------            -------            -------            -------            -------
  Total interest-earning assets........      216,572            222,315            114,045             71,716             52,941
                                            --------            -------            -------            -------            -------

MMDA deposits..........................       69,809
Passbooks & transaction deposits.......       20,357             17,654             21,903             17,742             30,973
Certificate deposits...................      198,417            107,231             84,968             32,554              6,403
                                            --------            -------            -------            -------            -------
  Total deposits.......................      288,583            124,885            106,871             50,296             37,376

FHLB advances..........................       11,498                                                   12,997
Other borrowings.......................
                                            --------            -------            -------            -------            -------
  Total interest-bearing liabilities...      300,081            124,885            106,871             63,293             37,376
                                            --------            -------            -------            -------            -------
Gap....................................    $ (83,509)            97,430              7,174              8,423             15,565
                                            ========            =======            =======            =======            =======

Gap to total assets....................      (11.01%)             12.95               0.95               1.12               2.07
Cumulative gap to total assets.........      (11.01%)              1.85               2.80               3.92               5.99

                            Amount Maturing or Repricing In
- ---------------------------------------------------------------------------------------------------
                                               More than
                                               ten years
                                                 thru            More than
(dollars in thousands)                        twenty years      twenty years              Total
- ---------------------------------------------------------------------------------------------------
Real estate mortgage loans and
securities.............................
  Adjustable rate and balloon payment..                                                   333,233
  Fixed rate...........................          13,789            1,495                  211,456
                                                -------           ------                 --------
  Total real estate mortgage loans and
securities.............................          13,789            1,495                  544,689
Consumer loans.........................                                                    53,575
Commercial loans.......................                                                       931
Investment securities..................           1,001           11,287                   99,055
FHLB stock.............................                                                     6,911
                                                -------           ------                 --------
  Total interest-earning assets........          14,790           12,782                  705,161
                                                -------           ------                 --------

MMDA deposits..........................                                                    69,809
Passbooks & transaction deposits.......          29,089           15,573                  153,291
Certificate deposits...................                                                   429,573
                                                -------           ------                 --------
  Total deposits.......................          29,089           15,573                  652,673

FHLB advances..........................                                                    24,495
Other borrowings.......................
                                                -------           ------                 --------
  Total interest-bearing liabilities...          29,089           15,573                  677,168
                                                -------           ------                 --------
Gap....................................         (14,299)          (2,791)                  27,993
                                                =======           ======                 ========

Gap to total assets....................           (1.90)           (0.37)                    3.72
Cumulative gap to total assets.........            4.90             3.72

     The preceding table does not reflect the degree to which the ability of the Bank's interest rate sensitive assets to adjust to changes in interest rates may be restricted by contractual or other limitations (such as rate ceilings on loans) on applicable asset repricing mechanisms. Included in interest rate sensitive assets are adjustable rate loans and securities with interest rates tied to one or more indexes that may lag movements in general interest rates.
At September, 30, 1993, the Bank had approximately $106.8 million of loans and securities tied to the National Contract Rate for Previously Occupied Homes Index which is considered to be such a lagging index.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

16.  Quarterly Financial Data (Unaudited)
     The following tables present summarized quarterly data:




                                                   Year Ended September 30, 1993
                                              ----------------------------------------
                                                 First    Second     Third    Fourth
(dollars in thousands, except per share data)   Quarter   Quarter   Quarter   Quarter
- --------------------------------------------------------------------------------------
Interest income.........................       $ 14,395   14,005    13,590    13,084
Interest expense........................          7,654    7,188     6,938     6,544
                                                 ------   ------    ------    ------
Net interest income.....................          6,741    6,817     6,652     6,540
Provision for loan losses...............            600      500       500     1,337
                                                 ------   ------    ------    ------
Net interest income after provision for
 loan losses............................          6,141    6,317     6,152     5,203
Gain on sale of loans...................             73       52        71        58
Litigation settlement...................                   4,900
Other income............................            565      541       638       781
Other expense...........................         (4,527)  (4,587)   (4,429)   (4,165)
                                                 ------   ------    ------    ------
Income before income taxes..............          2,252    7,223     2,432     1,877
Provision for income taxes..............            891    2,867     1,106     1,016
                                                 ------   ------    ------    ------
Net income..............................       $  1,361    4,356     1,326       861
                                                 ------   ------    ------    ------
  Net income per share (2)..............       $    .63     2.00       .60       .39
                                                 ------   ------    ------    ------
  Dividends paid per share..............       $
                                                 ------   ------    ------    ------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------



                                                         Year Ended September 30, 1992
                                               -------------------------------------------------
                                               (1) First    (1) Second   (1) Third      Fourth
(dollars in thousands, except per share data)    Quarter      Quarter      Quarter      Quarter
- ------------------------------------------------------------------------------------------------
Interest income.............................   $   17,810       16,994       15,729       14,969
Interest expense............................       12,071       10,394        8,915        8,257
                                                   ------       ------       ------       ------
Net interest income.........................        5,739        6,600        6,814        6,712
Provision for loan losses...................          658          811          781        1,196
                                                   ------       ------       ------       ------
Net interest income after provision for
 loan losses................................        5,081        5,789        6,033        5,516
Gain on sale of investments and loans.......           35           83          119           45
Other income................................          666          689          640          332
Other expense...............................       (4,416)      (4,539)      (4,697)      (4,588)
                                                   ------       ------       ------       ------
Income before income taxes..................        1,366        2,022        2,095        1,305
Provision for income taxes..................          711        1,026        1,054          280
                                                   ------       ------       ------       ------
Net income before cumulative effect of a
 change
  in accounting principle...................          655          996        1,041        1,025
Cumulative effect on prior years of adopting
   FAS 109..................................        1,872
                                                   ------       ------       ------       ------
Net income..................................   $    2,527          996        1,041        1,025
                                                   ------       ------       ------       ------
  Net income per share before cumulative
      effect of a change in accounting
       principle............................   $      .33          .48          .49          .48
  Cumulative effect on prior years of
   adopting
      FAS 109...............................          .90
                                                   ------       ------       ------       ------
  Net income per share (2)..................   $     1.23          .48           49          .48
                                                   ------       ------       ------       ------
  Dividends paid per share..................   $
                                                   ------       ------       ------       ------
Effect of accounting change for each of the
 quarters:
  Decrease in provision for income
     taxes and increase in net income.......   $       79           92           91          147
                                                   ------       ------       ------       ------
  Increase in net income per share..........   $       05          .04          .04          .07
                                                   ------       ------       ------       ------


(1) Amounts have been restated for the adoption of FAS 109 as described in
    Note 1 and as shown.

(2) Because of the use of the treasury stock method in calculating the earnings per common share and common share equivalents, the total of the quarterly income (loss) per share does not equal the income (loss) per share for the year.

- --------------------------------------------------------------------------------

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

17.  Disclosures about Value of Financial Instruments

     The following methods and assumptions were used in estimating the fair value of each class of financial instruments for which it is practicable to estimate that value:

General Comment
     The following estimated fair value information as of September 30, 1993, is required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"). Such information is based on the requirements set forth in FAS 107 does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change.

     Cash and cash equivalents: The balance sheet carrying amounts for cash and short-term instruments approximate the estimate fair values.

     Investment and mortgage-backed securities: Fair values for investment and mortgage-backed and related securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans receivable: For variable rate loans that reprice frequently and which entail no significant change in credit risk, fair values are based on the carrying values. The estimated fair values of fixed rates mortgage loans (e.g., one-to-four family residential), and consumer loans are estimated by discounting the estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities.

     Accrual Interest Receivable: The balance sheet carrying amount for accrual interest receivable approximates the estimated fair value.

     Federal Home Loan Bank stock: Fair value of the Bank's investment in FHLB stock is based on its redemption value, which is its cost of $100 per share.

     Deposit liabilities: The fair values estimated for demand deposits (e.g., interest and non-interest-bearing NOW accounts, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values of fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities.

     Advances from Federal Home Loan Bank: The fair value of the Bank's advances from FHLB is estimated using discounted cash flow analyses, based on the Bank's borrowing rate for a similar advance.

     Commitments to Originate Loans: The fair value of commitments is estimated using a discounted cash flow calculation that applies interest rates currently being offered against the committed rates.

                  Notes to Consolidated Financial Statements
                Mid-State Federal Savings Bank and Subsidiaries
- --------------------------------------------------------------------------------

The estimated fair values of the Bank's financial instruments at September 30, 1993 are as follows:




                                Carrying     Fair
(dollars in thousands)           Amount     Value
- ----------------------------------------------------
Financial Assets:
  Cash and cash equivalents..   $ 47,200     47,200
                                 -------    -------

  Investment Securities......     81,200     84,400
                                 -------    -------
  Mortgage-backed
   securities................     70,600     73,800
                                 -------    -------
  Loans receivable and
   held for sale.............    501,200
  Less - allowance for
   loan losses...............     (6,100)
                                 -------    -------
                                 495,100    513,900
                                 -------    -------
  Accrual Interest
   Receivable................      4,400      4,400
                                 -------    -------
  Federal Home Loan Bank
   Stock.....................      6,800      6,800
                                 -------    -------
Financial Liabilities:
  Deposits...................    644,800    651,200
                                 -------    -------
  Advances from the FHLB.....     13,000     14,600
                                 -------    -------
  Off balance sheet
   instruments (unrealized
   gains (losses) from
   commitments to extend
   credit....................      ---        ---


- --------------------------------------------------------------------------------

18.  Subsequent Event

     Effective with the close of business on December 9, 1993, Mid-State Federal was acquired by AmSouth Bancorporation ("AmSouth") and merged into AmSouth Bank of Florida, a wholly owned subsidiary of AmSouth. AmSouth acquired Mid-State Federal by exchanging 0.8965 of a share of AmSouth common stock plus $13.90 in cash for each share of Mid-State Federal common stock. Based upon AmSouth's stock price of 30-1/8 per share at the close of business on December 9, 1993, the transaction was valued at approximately $93.7 million, or $40.91 per share of Mid-State Federal common stock. No adjustments have been made to the accompanying consolidated financial statements as a result of this transaction.

                                  SIGNATURE
                                  ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        AMSOUTH BANCORPORATION


                                        By: /s/ Ricky W. Thomas
                                           ------------------------------------
                                           Ricky W. Thomas
                                           Senior Vice President and Controller

       Date: February 16, 1994
            ----------------------------